EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Ohio Valley Banc Corp. filed with the United States Securities and Exchange Commission (SEC No. 033-62010), of our report dated February 11, 2005 on the consolidated financial statements of Ohio Valley Banc Corp. included in this Annual Report on Form 10-K for the year ended December 31, 2004.



                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                    Crowe Chizek and Company LLC

Columbus, Ohio
March 16, 2005